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NEXUS ENERGY SOFTWARE, INC.
               Consolidated Balance Sheet
At September 30, 1999
 (expressed in millions, rounded to hundred thousands of dollars)
(Unaudited, subject to adjustment)

ASSETS
------

Cash                                   $0.4
Accounts receivable, net                         1.3
                                             ----
          Total current assets                         1.7
                                             ----

Fixed assets, net                         0.3
                                             ----
          Total assets                         $2.0
                                             ====


LIABILITIES AND EQUITY
----------------------

Accounts payable                    $0.2
Accrued expenses                         0.1
Other current liabilities                         1.1
                                             ----
          Total current liabilities                      1.4
                                        ----

Other long-term liabilities                     0.2
                                             ----
          Total liabilities                         1.6
                                        ----

Equity                              0.4
                                             ----
          Total liabilities and equity                    $2.0
                                             ====


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